Exhibit 10.28

LEASE

BY AND BETWEEN

525 Almanor LLC,

a California limited liability company

as Landlord

and

Blue Coat Systems, Inc.,

a Delaware corporation

as Tenant

March 9, 2004

i

TABLE OF CONTENTS

(CONTINUED)

ii

TABLE OF CONTENTS

(CONTINUED)

PAGE

ARTICLE 14 CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT	24

14.1 Corporate Authority	24

14.2 Brokerage Commissions	24

14.3 Entire Agreement	24

14.4 Landlord’s Representations	24

ARTICLE 16 TELEPHONE SERVICE	24

iii

LEASE

THIS LEASE, dated March 9, 2004 for reference purposes only, is made by and between 525 ALMANOR LLC, a California limited liability company (“Landlord”) and BLUE COAT SYSTEMS, INC., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notice:	Blue Coat Systems, Inc.
650 Almanor Avenue
Sunnyvale, California 94085
Attn: Bob Verheecke

With a copy to:

Hopkins & Carley, a Law Corporation
70 S. First Street
San Jose, CA 95113-2406
Attn: Julie A. Frambach, Esq.

Tenant’s Representative:

Landlord’s Address for Notices:	c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306

Landlord’s Representative:	Henry Bullock/Richard Holmstrom
Phone Number:	(650) 326-9300

Intended Commencement Date:	The earlier of (i) Tenant’s occupancy of the Leased Premises or (ii) April 1, 2004, provided Landlord has delivered possession of the Leased Premises to Tenant by that date.

Intended Term:	Approximately seventeen (17) months.

Lease Expiration Date:	August 31, 2005

First Month’s Prepaid Rent:	$8,215.20, plus one month’s estimated Property Operating Expenses of $6,455.00

Tenant’s Security Deposit:	$8,215.20

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount.

Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit

Broker(s):	CPS and Colliers International

Property:	That certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit “A”.

Building:	That certain building on the Property in which the Leased Premises are located commonly known as 521 Almanor Avenue (the “Building”) which Building is shown outlined on Exhibit “A” hereto.

Outside Areas:	The “Outside Areas” shall mean all areas on the Property which are located outside the Building, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Leased Premises:	Certain interior space within the Building consisting of approximately 29,340 square feet and, for purposes of this Lease, agreed to contain said number of square feet as shown on Exhibit “B” hereto.

Tenant’s Expense Share:	The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of all buildings located on the Property at the time of calculation. Such percentage is currently 34%. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%. Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and 13.12 (c).

Base Monthly Rent:	The term “Base Monthly Rent” throughout the Term shall be $8,215.20.

Permitted Use:	General office, engineering and sales purpose and related legal uses.

Parking Spaces:	One Hundred Six (106) parking spaces of which approximately eight (8) will be marked as reserved spaces in the area shown on Exhibit “E”, subject to the provisions of Section 4.5 herein.

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit “A” - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

Exhibit “B”– Floor Plan showing the Building and delineating the Leased Premises within the Building.

Exhibit “C” – Sample of Subordination, Nondisturbance and Attornment Provisions

Exhibit “D” – Form of Tenant Estoppel Certificate

Exhibit “E” – Reserved Parking Location

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable and non-discriminatory rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3 Lease Commencement Date And Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4 Delivery Of Possession. Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, Landlord shall not be in default under this lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of sixty (90) days after the Intended Commencement Date (the “delivery grace period”). Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant’s sole remedy shall be to terminate this Lease by written notice delivered to Landlord within ten days after the expiration of the delivery grace period (as extended, if applicable), and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are available for delivery to Tenant, unless Landlord’s notice is not given in good faith. Tenant may enter the Leased Premises prior to the Commencement Date to install furniture, equipment, cabling and fixtures. Such entries shall be subject to the provisions of this Lease, except that the obligation to pay rent shall commence as of the Commencement Date.

2.5 Performance Of Improvement Work; Acceptance Of Possession. Landlord represents and warrants to Tenant that as of the Lease Commencement Date, the Leased Premises, including any tenant improvements therein, and the Outside Areas comply in all material respects with all Laws as in effect on the Lease Commencement Date. Prior to the Lease Commencement Date,    .Landlord agrees to deliver the Leased Premises in “broom-clean” condition with the roof surface and all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises in good and working order. Landlord shall construct within the Leased Premises a demountable partition demising wall with double doors. Landlord shall not otherwise be required to construct or install any tenant improvements or alterations prior to the Lease Commencement Date. Other than the foregoing, Tenant is accepting the Leased Premises in its current condition, AS IS and WITH ALL FAULTS. It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to normal punchlist items specified by Tenant to Landlord in writing within ten (10) days of such occupancy.

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (excluding telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear damage by casualty and condemnation excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. Tenant shall, with respect to telecommunications wiring and cabling, leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with

Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord to the extent stained or damaged by Tenant. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the installation of improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by or on behalf of Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13 but subject to the limitations set forth therein) incurred or to be incurred by Landlord not to exceed $0.22 per sq. ft. per month, including management fees. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than thirty (30) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

(ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord, and/or

(iii) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent. In the event Tenant is responsible to pay taxes directly, Landlord shall have no obligation to make such payments, whether or not Landlord receives evidence of payment from Tenant, and Tenant shall in all cases be responsible for any fines, penalties, interest and damages for late payment.

3.3 Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first payment of Base Monthly Rent and Additional Rent due hereunder.

3.7 Security Deposit. Tenant has deposited or shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may suffer due to Tenant’s default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as “Last Month’s Prepaid Rent,” Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant’s Last Month’s Prepaid Rent by transferring all or portions of such Last Month’s Prepaid Rent to Tenant’s Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises and in conjunction with other tenants and Landlord, and solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts _n the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times. Tenant shall directly contract for and pay for the garbage removal.

4.5 Parking. Tenant shall be entitled to the number of parking spaces designated in the Basic Lease Information, subject to all of the rules and regulations as are promulgated by Landlord and to any restrictions or regulations at any time imposed by Laws. All parking rights granted to Tenant in this Paragraph shall be for the sole use of the employees and invitees of the named Tenant, and no parking rights may be assigned or sublet to any other party. Landlord assumes no responsibility for enforcing Tenant’s right to use any reserved space exclusively. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars ($50) per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not reduce parking and do not materially interfere with Tenant’s use of the parking areas.

4.6 Signs. Tenant may, at its expense, install signage on the Building and on the monument for the Building, subject to any municipal restrictions. Except as set forth in the immediately preceding sentence, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any other sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises without Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.7 Compliance With Laws And Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease. Tenant’s obligations under this Paragraph shall not include any obligation to make any alterations except at provided in Paragraph 6.3 below

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant not less than twenty-four (24) hours prior written notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants during the last six (6) months of the term; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.l0 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result.

4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances.” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes §25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health &

Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant or Hazardous Materials migrating from adjacent properties (whether before or after the Lease Commencement Date) unless caused by Tenant. Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (”HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c) Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

(f) Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s knowledge, as of the date of this Lease, the condition of the Property with respect to Hazardous Materials complies with applicable Laws.

Landlord shall indemnify, hold harmless and defend Tenant from and against any claim, liability, obligation, cost or expense arising as a result of a breach of the foregoing warranty.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable and non-discriminatory rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a) Tenant’s Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors, (iii) sinks, toilets, faucets, (iv) all lighting fixtures, bulbs and lamps, and (v) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass except skylights shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing and exterior walls of the Building and all Building Systems. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant’s name, Tenant shall do so at Tenant’s sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/ or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion. Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). Notwithstanding the above, Tenant may make certain alterations and modifications to the Leased Premises upon prior notice to Landlord, but without the requirement of obtaining Landlord’s consent, if such alterations and modifications meet all the following requirements: (a) the costs thereof is less than $20,000 through the term of this Lease, (b) such alterations and additions do not affect any structural components of the Building or any Building systems and are not visible from outside the Leased Premises, and (c) such alterations and modifications are constructed in compliance with all applicable Laws and the other provisions of this Article 6. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any per_ls relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, but only to the extent they are required by any Law because of (i) Tenant’s particular use of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any other modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord shall not be included in Property Operating Expenses for purposes of determining Tenant’s Additional Rent.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, if not removed within thirty (30) days, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a) the proposed assignee or sublessee is a governmental agency;

(b) in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

(c) in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

(d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

(f) in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

(h) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(i) Tenant is in default of any obligation of Tenant under this Lease beyond all applicable note and cure periods, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(j) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2 Permitted Transfer. Merger and Acquisition and Permitted Transfer: Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord’s prior written consent and without the right of recapture or any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant’s assets located in the Premises. The above is referenced hereafter as “Permitted Transfer”. For the purpose of this Lease, sale of Tenant’s capital stock through any public exchange or issuances for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises. Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least twenty (20) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period often (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to only such portion of the Leased Premises as is the subject of the proposed assignment or subletting (such termination to be effective either (A) on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting, or (B) on such tenth (10th) business day after receipt of Tenant’s notice, at Landlord’s option). During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above. Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant. In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all in writing and delivered to Tenant during the twenty (20) day period described in the first sentence of this Paragraph 7.3.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration with respect to the Premises or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment with respect to the Premises is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee: or

(ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration with respect to the Premises for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

(iii) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term “assignment consideration” shall mean all consideration to be actually paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment of the Lease and Premises, after deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades and permit fees incurred by Tenant in connection with such assignment, and the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, after deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease may be terminated or modified without Landlord’s prior written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees, any damage to Tenant’s property or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside

Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s active gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s _se or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv) Plate glass insurance, at actual replacement cost;

(v) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(vi) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually earned by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are reasonably designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to landlord with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1 (a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate not to exceed an increase by ten percent (10%) of the premium therefore. In the event Tenant does not maintain said insurance, Landlord may in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its, respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. If the Lease is not terminated pursuant to the terms thereof, upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, excluding deductibles, or (ii) fifty percent of the then actual replacement cost thereof;

(b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease (if Tenant is not then in default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration

(a) If the time estimated to substantially complete the restoration exceeds six (6) months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

(b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety (90) days from and after the date such restoration is commenced.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932. Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due provided that Tenant shall be entitled to receive written notice of late payment two times during each year of the Lease Term, and with respect to that two late payments, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord. After the two notices have been given, Landlord shall not be required to provide any further notices to Tenant. Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease and not cured within thirty (30) days after written notice; or

(c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or

(d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law and does not cure within thirty (30) days; or

(e) Tenant shall have abandoned the Leased Premises; or

(f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

(i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

(j) Tenant shall be in default of its obligations under any lease between Landlord and Tenant.

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case maybe.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

(i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent;

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; and

(v) The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter.

(e) Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Outside Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a) No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b) No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c) No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease. Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, it any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. Tenant’s failure to execute and deliver such documents or instruments within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust, which may include, but shall not be limited to, those provisions listed on Exhibit C attached hereto.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease and does no unlawfully disturb Tenant.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 Tenant’s Financial Information. Tenant shall, within ten business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked ‘“confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and. therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt of delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	525 Almanor LLC
c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306
Attention: Henry Bullock/Richard Holmstrom
Facsimile: (650) 326-9333

with a copy to:	Cooley Godward LLP
One Maritime Plaza
20th Floor
San Francisco, California 94111
Attention: Paul Churchill
Facsimile: (415) 951-3699

If to Tenant:	Blue Coat Systems, Inc.
650 Almanor Avenue
Sunnyvale, California 94085
Attention: Bob Verheecke

with a copy to:	Hopkins & Carley, a Law Corporation
70 First Street
San Jose, CA 95113-2406
Attention: Julie A. Frambach, Esq.

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any statutory notice shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11 Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9. Landlord may include in Landlord’s Insurance Costs deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss provided such deductible is expensed in repairing and restoring the Building, subject to the exclusion and amortization provisions herein applicable to the item for which such expenditure was applied. For example, if the deductible is applied to capital expenditures, such deductible shall be subject to the amortization provisions herein.

(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean Tenant’s Expense share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) market rate professional management fees, and (ii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building. Property Maintenance Costs for purposes of this Lease shall not include any expenses which are customarily capitalized by Landlord except to the extent the need for such expenses arises due to the breach of this Lease by Tenant, the negligence or willful misconduct by Tenant, its employees, contractors, agents, or is otherwise the responsibility of Tenant pursuant to the terms of Paragraph 6.3 above.

(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs. Notwithstanding anything to the contrary set forth herein, Property Operating Expenses payable to Tenant hereunder shall not exceed $6,455.00 per month.

(e) Law. The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Restrictions. The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

(h) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or (mission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

3.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY

BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within three (3) business days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant fails to do so, the same shall be a material default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.

14.2 Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord shall not pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

(a) Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15

TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

(a) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable (“INC”) as is determined to be available by Landlord in its reasonable discretion. Tenant’s access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell’s charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

(b) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord’s prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

(c) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

(d) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:
525 ALMANOR LLC, a California limited liability company

		By:	Menlo Equities LLC, a California limited liability company, Manager

			By:	Diamant Investments LLC, a Delaware limited liability company, Member

Dated:	3/9/04		By:	/s/ RICHARD J. HOLMSTROM
Richard J. Holmstrom, Manager

TENANT:

BLUE COAT SYSTEMS, INC., a Delaware corporation

Dated:	3/8/04	By:	/s/ Robert Verheecke
Title:

Dated:	________________	By:
Title:

EXHIBIT A

SITE PLAN

[GRAPHIC OF SITE PLAN]

525 ALMANOR

EXHIBIT B

LEASED PREMISES

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[GRAPHIC OF LEASED PREMISES]

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

                            , 20

_____________________

_____________________

_____________________

_____________________

Re

                        , California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of                    , 20    , between                     LLC, a California limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with [State reasons for request for estoppel certificate], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g. lender, purchaser, investor)] (“ Lender” “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1. The undersigned is the tenant under the Lease.

2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

6. The monthly rent due under the Lease is $                     and has been paid through                         , and all additional rent due and payable under the Lease has been paid through                     .

7. The term of the Lease commenced on                        , and expires on                         , unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the lease for the undersigned’s initial occupancy of the demised property.

8. The undersigned has deposited the sum of $                     with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

9. There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other],

Very truly yours,

___________________________

By:
Name:
Title:

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